SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 25th day of January, 2007

AMONG:

HAYSTAR SERVICES AND TECHNOLOGY, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business at 4741 Central, #458, Kansas City, Missouri  64112. (“Haystar”)

AND:

DIBZ INTERNATIONAL, INC., a company formed pursuant to the laws of the State of Delaware and having an office for business located at 9595 Six Pines – Market Street, Building 8, Level 2, The Woodlands, TX 77380 ("Dibz")

AND:

The shareholders of Dibz, each of whom are set forth on the signature page of this Agreement (the “Dibz Shareholders”)

WHEREAS:

A.              The Dibz Shareholders own 100 shares of common stock, $0.001 par value, being 100% of the presently issued and outstanding Dibz Shares;

B.              Haystar is a company whose common stock is quoted on the Pink Sheets under the symbol HYSR; and

C.           The respective Boards of Directors of Haystar and Dibz deem it advisable and in the best interests of Haystar and Dibz that Dibz become a wholly-owned subsidiary of Haystar (the “Acquisition”) pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1  In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of Dibz by Haystar pursuant to this Agreement;

(b)	“Acquisition Shares” means the 39,474 Haystar Preferred Shares to be issued to the Dibz Shareholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Haystar, Dibz, and the Dibz Shareholders;

(d)
“Haystar Accounts Payable and Liabilities” means all accounts payable and liabilities of Haystar, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Haystar and its subsidiaries (other than a Haystar Material Contract) as of September 30, 2006 as set forth is Schedule “A” hereto;

(e)	“Haystar Accounts Receivable” means all accounts receivable and other debts owing to Haystar, on a consolidated basis, as of September 30, 2006 as set forth in Schedule “B” hereto;

(f)
“Haystar Assets” means the undertaking and all the property and assets of the Haystar Business of every kind and description wheresoever situated including, without limitation, Haystar Equipment, Haystar Inventory, Haystar Material Contracts, Haystar Accounts Receivable, Haystar Cash, Haystar Intangible Assets and Haystar Goodwill, and all credit cards, charge cards and banking cards issued to Haystar;

(g)	“Haystar Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Haystar and its subsidiaries or relating to the Haystar Business as set forth in Schedule “C” hereto;

(h)	“Haystar Business” means all aspects of any business conducted by Haystar and its subsidiaries;

(i)	“Haystar Cash” means all cash on hand or on deposit to the credit of Haystar and its subsidiaries on the Closing Date;

(j)	“Haystar Common Shares” means the shares of common stock in the capital of Haystar;

(k)	“Haystar Debt to Related Parties” means the debts owed by Haystar to any affiliate, director or officer of Haystar as described in Schedule “D” hereto;

(l)
“Haystar Equipment” means all machinery, equipment, furniture, and furnishings used in the Haystar Business, including, without limitation, the items more particularly described in Schedule “E” hereto;

(m)
“Haystar Financial Statements” means, collectively, the audited consolidated financial statements of Haystar for the fiscal year ended December 31, 2005, together with the unqualified auditors' report thereon, and the unaudited consolidated financial statements of Haystar for the nine month period ended September 30, 2006, true copies of which are attached as Schedule “F” hereto;

(n)
“Haystar Goodwill” means the goodwill of the Haystar Business including the right to all corporate, operating and trade names associated with the Haystar Business, or any variations of such names as part of or in connection with the Haystar Business, all books and records and other information relating to the Haystar Business, all necessary licenses and authorizations and any other rights used in connection with the Haystar Business;

(o)	“Haystar Insurance Policies” means the public liability insurance and insurance against loss or damage to the Haystar Assets and the Haystar Business as described in Schedule “G” hereto;

(p)
“Haystar Intangible Assets" means all of the intangible assets of Haystar and its subsidiaries, including, without limitation, Haystar Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Haystar and its subsidiaries;

(q)	“Haystar Inventory” means all inventory and supplies of the Haystar Business as of September 30, 2006, as set forth in Schedule “H” hereto; and

(r)
“Haystar Material Contracts” means the burden and benefit of and the right, title and interest of Haystar and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Haystar or its subsidiaries are entitled whereunder Haystar or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto.

(s)	“Haystar Preferred Shares” means the shares of Series A Preferred Stock, par value $0.001 per share, in the capital of Haystar.

(t)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(u)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than January __, 2007;

(v)
“Dibz Accounts Payable and Liabilities” means all accounts payable and liabilities of Dibz, due and owing or otherwise constituting a binding obligation of Dibz (other than a Dibz Material Contract) as of September 30, 2006;

(w)	“Dibz Accounts Receivable” means all accounts receivable and other debts owing to Dibz, as of September 30, 2006;

(x)
“Dibz Assets“ means the undertaking and all the property and assets of the Dibz Business of every kind and description wheresoever situated including, without limitation, Dibz Equipment, Dibz Inventory, Dibz Material Contracts, Dibz Accounts Receivable, Dibz Cash, Dibz Intangible Assets and Dibz Goodwill, and all credit cards, charge cards and banking cards issued to Dibz;

(y)	“Dibz Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Dibz or relating to the Dibz Business;

(z)	“Dibz Business” means all aspects of the business conducted by Dibz;

(aa)	“Dibz Cash” means all cash on hand or on deposit to the credit of Dibz on the Closing Date;

(bb)
“Dibz Debt to Related Parties” means the debts owed by Dibz and its subsidiaries to the Dibz Shareholders or to any family member thereof, or to any affiliate, director or officer of Dibz or the Dibz Shareholders;

(cc)	“Dibz Equipment” means all machinery, equipment, furniture, and furnishings used in the Dibz Business;

(dd)
“Dibz Goodwill” means the goodwill of the Dibz Business together with the exclusive right of Haystar to represent itself as carrying on the Dibz Business in succession of Dibz subject to the terms hereof, and the right to use any words indicating that the Dibz Business is so carried on including the right to use the name "Dibz” or “Dibz International" or any variation thereof as part of the name of or in connection with the Dibz Business or any part thereof carried on or to be carried on by Dibz, the right to all corporate, operating and trade names associated with the Dibz Business, or any variations of such names as part of or in connection with the Dibz Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Dibz Business, all necessary licenses and authorizations and any other rights used in connection with the Dibz Business;

(ee)	“Dibz Insurance Policies” means the public liability insurance and insurance against loss or damage to Dibz Assets and the Dibz Business;

(ff)
“Dibz Intangible Assets” means all of the intangible assets of Dibz, including, without limitation, Dibz Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Dibz and its subsidiaries;

(gg)	“Dibz Inventory” means all inventory and supplies of the Dibz Business as of September 30, 2006;

(hh)
“Dibz Material Contracts” means the burden and benefit of and the right, title and interest of Dibz in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Dibz is entitled in connection with the Dibz Business whereunder Dibz is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ii)	“Dibz Related Party Debts” means the debts owed by the Dibz Shareholders or by any family member thereof, or by any affiliate, director or officer of Dibz or the Dibz Shareholders, to Dibz;

(jj)	“Dibz Shares” means all of the issued and outstanding shares of Dibz's equity stock;

(kk)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Haystar and Dibz may mutually agree upon;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Haystar

Schedule “A”	Haystar Accounts Payable and Liabilities
Schedule “B”	Haystar Accounts Receivable
Schedule “C”	Haystar Bank Accounts
Schedule “D”	Haystar Debts to Related Parties
Schedule “E”	Haystar Equipment
Schedule “F”	Haystar Financial Statements
Schedule “G”	Haystar Insurance Policies
Schedule “H”	Haystar Inventory
Schedule “I”	Haystar Material Contracts
Schedule “J”	Haystar Business
Schedule “K”	Haystar Certificate of Designations

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Shares

2.1           The Dibz Shareholders hereby agree to sell to Haystar the Dibz Shares in exchange for the Acquisition Shares on the Closing Date and to transfer to Haystar on the Closing Date a 100% undivided interest in and to the Dibz Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2              The Acquisition Shares shall be allocated to the Dibz Shareholders on the basis of _______ Acquisition Shares for each one Dibz Share held by a Dibz Shareholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.3           The Dibz Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Haystar;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Haystar an opinion of counsel to that effect or such other written opinion as may be reasonably required by Haystar.

The Dibz Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF HAYSTAR

Representations and Warranties

3.1              Haystar hereby represents and warrants in all material respects to Dibz and the Dibz Shareholders, with the intent that Dibz and the Dibz Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Haystar - Corporate Status and Capacity

(a)
Incorporation. Haystar is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Haystar conducts the business described in the Form 15c-211 set forth on Schedule “J” hereto and does not conduct any other business. Haystar is duly authorized to carry on such business in the State of Nevada.  The nature of the Haystar Business does not require Haystar to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Haystar has the corporate power, capacity and authority to own the Haystar Assets and to enter into and complete this Agreement;

(d)	Listing. the Haystar Common Shares are quoted on the Pink Sheets and all reports required to be filed by Haystar with the NASD have been filed;

Haystar - Capitalization

(e)
Authorized Capital. The authorized capital of Haystar consists of 50,000,000 Haystar Common Shares, $0.001 par value and 1,000,000 shares of preferred stock, $0.001 par value, of which 4,522,000 Haystar Common Shares are presently issued and outstanding and no shares of Haystar Preferred Shares are presently issued and outstanding;

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Haystar Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Haystar;

Haystar - Records and Financial Statements

(g)
Charter Documents. The charter documents of Haystar and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Haystar or its subsidiaries, as the case may be;

(h)
Corporate Minute Books. The corporate minute books of Haystar and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Haystar and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Haystar and its subsidiaries. Haystar and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Haystar Financial Statements. The Haystar Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Haystar, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Haystar Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Haystar Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of Haystar or its subsidiaries which are not disclosed in Schedule “A” hereto or reflected in the Haystar Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Haystar Financial Statements, and neither Haystar nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Haystar as of September 30, 2006, are described in Schedule “A” hereto;

(k)
Haystar Accounts Receivable. All the Haystar Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Haystar, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Haystar as of September 30, 2006, are described in Schedule “B” hereto;

(l)	Haystar Bank Accounts. All of the Haystar Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “C” hereto;

(m)
No Debt to Related Parties. Except as disclosed in Schedule “D” hereto, neither Haystar nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Haystar except accounts payable on account of bona fide business transactions of Haystar incurred in normal course of the Haystar Business, including employment agreements, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to Haystar. No director or officer or affiliate of Haystar is now indebted to or under any financial obligation to Haystar or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Haystar have been made, declared or authorized since the date of Haystar Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Haystar Financial Statements to or on behalf of officers, directors, shareholders or employees of Haystar or its subsidiaries or under any management agreements with Haystar or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Haystar;

(r)	No Adverse Events. Since the date of the Haystar Financial Statements

(i)
there has not been any material adverse change in the consolidated financial position or condition of Haystar, its subsidiaries, its liabilities or the Haystar Assets or any damage, loss or other change in circumstances materially affecting Haystar, the Haystar Business or the Haystar Assets or Haystar’ right to carry on the Haystar Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Haystar, its subsidiaries, the Haystar Business or the Haystar Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Haystar to any of Haystar’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Haystar Business has been and continues to be carried on in the ordinary course,

(v)	Haystar has not waived or surrendered any right of material value,

(vi)	neither Haystar nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Haystar - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Haystar and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Haystar and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Haystar or its subsidiaries.  Haystar is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Haystar - Applicable Laws and Legal Matters

(u)
Licenses. Haystar and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Haystar Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Haystar Business;

(v)
Applicable Laws. Neither Haystar nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Haystar Business, and neither Haystar nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Haystar Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Haystar, its subsidiaries, the Haystar Business, or any of the Haystar Assets nor does Haystar have any knowledge of any deliberate act or omission of Haystar or its subsidiaries that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Neither Haystar nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Haystar or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Haystar or its subsidiaries;

(y)
Labor Matters. Neither Haystar nor its subsidiaries are party to any collective agreement relating to the Haystar Business with any labor union or other association of employees and no part of the Haystar Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Haystar, has made any attempt in that regard;

(z)
Finder's Fees. Neither Haystar nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Haystar;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Haystar or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Haystar or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Haystar Material Contracts, or any right or rights enjoyed by Haystar or its subsidiaries,

(iii)	result in any alteration of Haystar’ or its subsidiaries’ obligations under any agreement to which Haystar or its subsidiaries are party including, without limitation, the Haystar Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Haystar Assets,

(v)	result in the imposition of any tax liability to Haystar or its subsidiaries relating to the Haystar Assets, or

(vi)	violate any court order or decree to which either Haystar or its subsidiaries are subject;

The Haystar Assets - Ownership and Condition

(cc)
Business Assets. The Haystar Assets comprise all of the property and assets of the Haystar Business, and no other person, firm or corporation owns any assets used by Haystar or its subsidiaries in operating the Haystar Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “E” or “H” hereto;

(dd)
Title. Haystar or its subsidiaries are the legal and beneficial owner of the Haystar Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “E” or “H” hereto;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Haystar Assets;

(ff)
Haystar Insurance Policies. Haystar and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Haystar Assets and the Haystar Business as described in Schedule “G” hereto;

(gg)	Haystar Material Contracts. The Haystar Material Contracts listed in Schedule “I” constitute all of the material contracts of Haystar and its subsidiaries;

(hh)
No Default. There has not been any default in any material obligation of Haystar or any other party to be performed under any of the Haystar Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Haystar is not aware of any default in the obligations of any other party to any of the Haystar Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Haystar or its subsidiaries. Neither Haystar nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Haystar Assets - Haystar Equipment

(jj)	Haystar Equipment. The Haystar Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Haystar Assets - Haystar Goodwill and Other Assets

(kk)
Haystar Goodwill. Haystar and its subsidiaries do not carry on the Haystar Business under any other business or trade names. Haystar does not have any knowledge of any infringement by Haystar or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Haystar Business

(ll)
Maintenance of Business. Since the date of the Haystar Financial Statements, Haystar and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(mm)	Subsidiaries. Haystar does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Haystar - Acquisition Shares

(nn)
Acquisition Shares. The Acquisition Shares when delivered to the Dibz Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Haystar, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of Haystar contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Dibz or the Dibz Shareholders, the representations and warranties of Haystar shall survive the Closing.

Indemnity

3.3           Haystar agrees to indemnify and save harmless Dibz and the Dibz Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Haystar to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Haystar to Dibz or the Dibz Shareholders hereunder.

ARTICLE 4
COVENANTS OF HAYSTAR

Covenants

4.1              Haystar covenants and agrees with Dibz and the Dibz Shareholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Haystar Business diligently and in the ordinary course consistent with the manner in which the Haystar Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Haystar Business and the Haystar Assets and, without limitation, preserve for Dibz, Haystar’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give Dibz, the Dibz Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Haystar, and furnish to Dibz, the Dibz Shareholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Haystar Assets notwithstanding the change in control of Dibz arising from the Acquisition.

Authorization

4.2              Haystar hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Haystar and its subsidiaries to release any and all information in their possession respecting Haystar and its subsidiaries to the Dibz Shareholders. Haystar shall promptly execute and deliver to the Dibz Shareholders any and all consents to the release of information and specific authorizations which the Dibz Shareholders reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of Dibz and the Dibz Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE DIBZ SHAREHOLDERS

Representations and Warranties

5.1              The Dibz Shareholders hereby jointly and severally represent and warrant in all material respects to Haystar, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Dibz - Company Status and Capacity

(a)
Formation. Dibz is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware and in good standing with the office of the Secretary of State for the State of Delaware;

(b)
Carrying on Business. Dibz carries on the Dibz Business primarily in the State of Texas and carries on material business activity in other jurisdiction. The nature of the Dibz Business does not require Dibz to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. Dibz has the legal power, capacity and authority to own Dibz Assets, to carry on the Business of Dibz and to enter into and complete this Agreement;

Dibz - Capitalization

(d)	Authorized Capital. The authorized capital of Dibz consists of 1500 shares of common stock, $0.001 par value;

(e)
Ownership of Dibz Shares. The issued and outstanding shares of Dibz common stock will on Closing consist of 100 shares of common stock, $0.001 par value, (being the Dibz Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Dibz Shareholders will be at Closing the registered and beneficial owners of the 100 Dibz Shares. The Dibz Shares owned by the Dibz Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of Dibz Shares contained in the charter documents of Dibz or under any agreement;

Dibz - Records and Financial Statements

(g)	Charter Documents. The charter documents of Dibz have not been altered since its formation date, except as filed in the record books of Dibz;

(h)
Minute Books. The minute books of Dibz are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Dibz which required director or shareholder approval are reflected on the corporate minute books of Dibz. Dibz is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(i)
No Debt to Related Parties. Dibz is not and on Closing will not be, indebted to the Dibz Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Dibz or the Dibz Shareholders except accounts payable on account of bona fide business transactions of Dibz incurred in normal course of Dibz Business, including employment agreements with the Dibz Shareholders, none of which are more than 30 days in arrears;

(j)	No Dividends. No dividends or other distributions on any shares in the capital of Dibz have been made, declared or authorized;

(k)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Dibz;

Dibz - Income Tax Matters

(l)
Tax Returns. All tax returns and reports of Dibz required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Dibz or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(m)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Dibz. Dibz is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Dibz - Applicable Laws and Legal Matters

(n)
Licenses. Dibz holds all licenses and permits as may be requisite for carrying on the Dibz Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Dibz Business;

(o)
Applicable Laws. Dibz has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the Dibz Business, and, to the knowledge of the Dibz Shareholders, Dibz is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Dibz Business;

(p)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Dibz, the Dibz Business, or any of the Dibz Assets, nor do the Dibz Shareholders have any knowledge of any deliberate act or omission of Dibz that would form any material basis for any such action or proceeding;

(q)
No Bankruptcy. Dibz has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Dibz and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Dibz;

(r)
Labor Matters. Dibz is not party to any collective agreement relating to the Dibz Business with any labor union or other association of employees and no part of the Dibz Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Dibz Shareholders, has made any attempt in that regard;

(s)
Finder's Fees. Dibz is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(t)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Dibz;

(u)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Dibz or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Dibz is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Dibz Material Contracts, or any right or rights enjoyed by Dibz,

(iii)	result in any alteration of Dibz's obligations under any agreement to which Dibz is a party including, without limitation, the Dibz Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Dibz Assets,

(v)	result in the imposition of any tax liability to Dibz relating to Dibz Assets or the Dibz Shares, or

(vi)	violate any court order or decree to which either Dibz is subject;

Dibz Assets - Ownership and Condition

(v)
Business Assets. The Dibz Assets, comprise all of the property and assets of the Dibz Business, and neither the Dibz Shareholders nor any other person, firm or corporation owns any assets used by Dibz in operating the Dibz Business, whether under a lease, rental agreement or other arrangement;

(w)	Title. Dibz is the legal and beneficial owner of the Dibz Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(x)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Dibz Assets;

(y)	Dibz Insurance Policies. Dibz maintains the public liability insurance and insurance against loss or damage to the Dibz Assets and the Dibz Business;

(z)	Dibz Material Contracts. Dibz has no material contracts;

(aa)
No Default. There has not been any default in any material obligation of Dibz or any other party to be performed under any of Dibz Material Contracts, each of which is in good standing and in full force and effect and unamended and Dibz is not aware of any default in the obligations of any other party to any of the Dibz Material Contracts;

(bb)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Dibz.  Dibz is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Dibz Assets - Dibz Equipment

(cc)	Dibz Equipment. The Dibz Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Dibz Assets - Dibz Goodwill and Other Assets

(dd)
Dibz Goodwill. Dibz carries on the Dibz Business only under the name "Dibz Technologies, Inc." and variations thereof and under no other business or trade names. The Dibz Shareholders do not have any knowledge of any infringement by Dibz of any patent, trademark, copyright or trade secret;

The Business of Dibz

(ee)	Maintenance of Business. The Dibz Business has been carried on in the ordinary course and Dibz has not entered into any material agreement or commitment except in the ordinary course; and

(ff)
Subsidiaries. Dibz does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and Dibz does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of Dibz contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Haystar, the representations and warranties of Dibz shall survive the Closing.

Indemnity

5.3           The Dibz Shareholders agree to indemnify and save harmless Haystar from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, the “Claims”) (subject to the right of the Dibz Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Dibz or the Dibz Shareholders to Haystar hereunder; provided, however, the Dibz Shareholders shall not be required to indemnify Haystar for any such Claims in excess of the value of the Dibz Shares.

ARTICLE 6
COVENANTS OF DIBZ AND
THE DIBZ SHAREHOLDERS

Covenants

6.1              Dibz and the Dibz Shareholders covenant and agree with Haystar that they will:

(a)
Conduct of Business. Until the Closing, conduct the Dibz Business diligently and in the ordinary course consistent with the manner in which the Dibz Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the Dibz Business and the Dibz Assets and, without limitation, preserve for Haystar Dibz’s relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Haystar and its representatives full access to all of the properties, books, contracts, commitments and records of Dibz relating to Dibz, the Dibz Business and the Dibz Assets, and furnish to Haystar and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Dibz Assets, including the Dibz Material Contracts, notwithstanding the change in control of Dibz arising from the Acquisition;

(e)	Prohibitions.

(1)	From and for a period of six (6) months after the Closing Date, not remove assets from Dibz without true and valid consideration or register shares pursuant to Form S-8.
(2)	From and for a period of one (1) year after the Closing Date, not effect any reverse splits.

Authorization

6.2              Dibz hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Dibz to release any and all information in their possession respecting Dibz to Haystar.  Dibz shall promptly execute and deliver to Haystar any and all consents to the release of information and specific authorizations which Haystar reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Haystar.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Haystar

7.1              Haystar’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Haystar hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Dibz or the Dibz Shareholders at or prior to the Closing will have been complied with or performed;

(c)
title to the Dibz Shares held by the Dibz Shareholders and to the Dibz Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Dibz Shares shall be duly transferred to Haystar;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Dibz, its liabilities or the Dibz Assets or any damage, loss or other change in circumstances materially and adversely affecting Dibz, the Dibz Business or the Dibz Assets or Dibz's right to carry on the Dibz Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Dibz or the Dibz Business (whether or not covered by insurance) materially and adversely affecting Dibz, the Dibz Business or the Dibz Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of Dibz;

(g)
on or prior to the Closing Date, Dibz and/or the Dibz Shareholders shall have acquired all of the ordinary shares held by Dibz Shareholders that are not participating in this Agreement so that Haystar shall acquire 100% of the presently issued and outstanding Dibz Shares; and

Waiver by Haystar

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Haystar and any such condition may be waived in whole or in part by Haystar at or prior to the Closing by delivering to Dibz a written waiver to that effect signed by Haystar. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Haystar shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Dibz and the Dibz Shareholders

7.3              The obligations of Dibz and the Dibz Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Dibz hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Haystar at or prior to the Closing will have been complied with or performed;

(c)
Haystar will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Dibz at the Closing and the Acquisition Shares will be registered on the books of Haystar in the name of the holder of Dibz Shares at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Haystar, its subsidiaries, their liabilities or the Haystar Assets or any damage, loss or other change in circumstances materially and adversely affecting Haystar, the Haystar Business or the Haystar Assets or Haystar’ right to carry on the Haystar Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Haystar or the Haystar Business (whether or not covered by insurance) materially and adversely affecting Haystar, its subsidiaries, the Haystar Business or the Haystar Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Haystar;

(h)	each of the directors and officers of Haystar shall have resigned as directors and/or officers of Haystar;

(i)	Mark Wood shall have been appointed to the Board of Directors.

(j)	Andrew Glashow and David Hungerford shall have executed that certain Agreement, dated January 25, 2007 for the cancellation of 3,000,000 Haystar Common Shares;

(k)
The Company shall have filed that certain Certificate of Designations as set forth on Schedule “K” hereto, to authorize and fix the terms of the Series A Preferred Stock and the number of shares constituting such series.

Waiver by Dibz and the Dibz Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Dibz and the Dibz Shareholders and any such condition may be waived in whole or in part by Dibz or the Dibz Shareholders at or prior to the Closing by delivering to Haystar a written waiver to that effect signed by Dibz and the Dibz Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Dibz and the Dibz Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 26, 2007 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Dibz and Haystar and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Haystar [will] be required to issue a news release regarding the execution and consummation of this Agreement.

ARTICLE 8
RISK

Material Change in the Business of Dibz

8.1              If any material loss or damage to the Dibz Business occurs prior to Closing and such loss or damage, in Haystar' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Haystar shall, within two (2) days following any such loss or damage, by notice in writing to Dibz, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Haystar' obligations to carry out the transactions contemplated hereby, be vested in Dibz or otherwise adequately secured to the satisfaction of Haystar on or before the Closing Date.

Material Change in the Haystar Business

8.2              If any material loss or damage to the Haystar Business occurs prior to Closing and such loss or damage, in Dibz's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Dibz shall, within two (2) days following any such loss or damage, by notice in writing to Haystar, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Dibz's obligations to carry out the transactions contemplated hereby, be vested in Haystar or otherwise adequately secured to the satisfaction of Dibz on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by Dibz

9.2              On or before the Closing, Dibz and the Dibz Shareholders will deliver or cause to be delivered to Haystar:

(a)
the original or certified copies of the charter documents of Dibz, including amendments thereof, and all corporate records documents and instruments of Dibz, the corporate seal of Dibz and all books and accounts of Dibz;

(b)
all reasonable consents or approvals required to be obtained by Dibz for the purposes of completing the Acquisition and preserving and maintaining the interests of Dibz under any and all Dibz Material Contracts and in relation to Dibz Assets;

(c)	certified copies of such resolutions and minutes of the shareholders and directors of Dibz as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Dibz and the Dibz Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the certificates or other evidence of ownership of the Dibz Shares, together with such other documents or instruments required to effect transfer of ownership of the Dibz Shares to Haystar;

(f)	declaration of acceptance by Mark Wood of being elected as a member of the Board of Directors of Haystar,

(g)	good standing certificate of Dibz, and

(h)	such other documents as Haystar may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Haystar

9.3              On or before the Closing, Haystar shall deliver or cause to be delivered to Dibz and the Dibz Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Dibz Common Stock;

(b)	certified copies of such resolutions of the directors of Haystar as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Haystar dated as of the Closing Date appointing the nominees of Dibz as officers of Dibz and appointing the nominee of the Dibz Shareholders to the board of directors of Haystar;

(d)	resignations of all of the officers of Haystar as of the Closing Date;

(e)	resignation of Andrew Glashow and Keith Freadhoff as directors of Haystar;

(f)	an acknowledgement from Haystar of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(g)	certificate or incorporation and good standing certificate of Haystar;

(h)	an executed copy of the Agreement for the retirement of 3,000,000 Haystar Common Shares held by Andrew Glashow and David Hungerford, and

(i)	such other documents as Dibz may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Haystar, Dibz and the Dibz Shareholders, as the case may be, agree to use all their best efforts to:

(a)	issue a news release reporting the Closing;

(b)	change the name of Haystar to “________” of such other name as determined by the Board of Directors of Haystar;

(c)	obtain adequate funding which will enable Dibz to pursue its business plan for the subsequent twelve (12) months;

(d)	associate itself with financial intermediaries who have the experience and capability to provide financial public relations and market support.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	Haystar:

4741 Central, #458
Kansas City, Missouri  64112
Attention:
Telephone no.
Facsimile no.

With a copy to:

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, New Jersey 07726
Attn: Gregg E. Jaclin, Esq.
Phone: (732)409-1212
Telecopier: (732)577-1188

(b)	Dibz or the Dibz Shareholders:

9595 Six Pines – Market Street
Building 8, Level 2
The Woodlands, TX 77380
Attention: Mark Wood
Telephone no.
Facsimile no.

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Attn:  Stephen M. Fleming, Esq.
Phone:  (212) 930-9700
Telecopier:  (212) 930-9725

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among Dibz, the Dibz Shareholders and Haystar respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Dibz, the Dibz Shareholders and Haystar with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11                      This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

HAYSTAR SERVICES AND TECHNOLOGY, INC.

By:_____________________________
     _________, Chief Executive Officer

DIBZ INTERNATIONAL, INC.

By:_____________________________
     Mark Wood, Chief Executive Officer

SHAREHOLDERS OF DIBZ INTERNATIONAL, INC.

_____________________

_____________________